Exhibit 10.2

MASTER SERVICE AGREEMENT

In consideration of the mutual covenants set forth herein, Dala Petroleum Corp., a Nevada corporation (“Company”) and Chisholm Partners II LLC, a Louisiana limited liability company (“Contractor”) (the Company and the Contractor may be referred to herein individually as a “Party” and collectively as the “Parties”), hereby enter into this Master Service Agreement (“MSA”), effective this 3rd day of June, 2014 to read as follows:

RECITALS:

WHEREAS, the Company is engaged in the business of acquiring, developing, drilling, operating, servicing and maintaining oil and gas wells and properties and producing oil and gas; and in the course of such operations regularly and customarily enters into contracts with independent contractors for the performance of various services relating thereto; and

WHEREAS, the Contractor represents that it has personnel capable of developing, drilling, operating, servicing and maintaining oil and gas wells and properties and in producing oil and gas, and, without limiting the generality of the foregoing, has experience in developing, operating, servicing and maintaining oil and gas projects within the State of Kansas, and desires to act as an independent contractor for the Company;

NOW, THEREFORE, the Parties hereto agree as follows:

1.

Services.  This Agreement shall control and govern all work and services performed by Contractor for Company under written or oral work orders or agreements. This Contract shall control and govern all work, services and related activities agreed to be done by Contractor and shall define the rights, liabilities, and obligations of Company and Contractor during the term hereof.  It is agreed that any work shall be deemed to incorporate all terms and provisions of this Agreement and the terms of this Agreement shall control over any inconsistent provisions of any such work.

2.

Fees and Payment Terms.  The prices, rates, or amounts to be paid by Company, including labor rates, shall be those specified on Exhibit “A” attached hereto, unless modified by the written agreement. Contractor shall invoice Company following the 15th day of the month and/or the last day of the month.  Company shall pay Contractor’s invoice within 15 days of receipt.

3.

Taxes.  Contractor agrees to pay all taxes, licenses, and fees levied or assessed on Contractor by any governmental agency, in connection with or incident to the performance of this Contract, and all unemployment compensation insurance, old age benefits, Social Security, or any other taxes upon the payments made to Contractor, or the wages paid to its agents, employees, and representatives.  Contractor agrees to require the same agreements and to be liable for any breach of such agreements by any of its subcontractors.  Contractor agrees to reimburse Company on demand for all such taxes or governmental charges which Company may be required or deem it necessary to pay on account of employees of Contractor or its subcontractors.  Contractor agrees to furnish Company with the information required to enable it to make the necessary reports and to pay such taxes or charges.

4.

Term of Agreement/Termination.  This Agreement will commence on the date set forth above, and will remain in full force and effect continuously thereafter for twelve (12) months. Thereafter, until either party may terminate this Agreement by giving the other Party a minimum of thirty (30) days written notice; however, no such termination shall be effective until any and all services in progress under any applicable work orders are either satisfactorily completed or terminated by Company.

5.

Confidentiality.  Confidential Information means technical, economic, financial, pricing, marketing, leasing, acquisition or other information of the Company that has not been published or is not otherwise available to members of the public.  Contractor agrees to hold as confidential and to not disclose to others Confidential Information obtained from Company.  Contractor agrees not to use Confidential Information to compete with Company, or for any other purpose outside the scope of services performed under this Agreement.  Confidential Information does not include information that (i) the Contractor had in its possession prior to Company’s disclosure, (ii) becomes public knowledge through no fault of the Contractor, (iii) the Contractor lawfully acquires from a third party not under an obligation of confidentiality to the Company, (iv) Contractor independently develops, or (v) is required to be disclosed by law or court order.

6.

Compliance with Laws/Warranty.  Company and Contractor agree to comply with all federal, state and local laws, rules and regulations which are now or may become applicable to operations covered by this Agreement and any work order issued in connection herewith.  If any of the terms hereof are in conflict with any such applicable law, rule or regulation, the terms of this Agreement so in conflict shall not apply and said rule, regulation, or law shall prevail.  Contractor warrants that its workmanship, services and material shall be of the highest quality, and shall repair or replace, at Contractor’s expense, any defects in Contractor’s work arising within one year thereof.  The warranty for equipment and materials provided by Contractor shall be limited to the warranty provided by the equipment/material manufacturer, which is hereby assigned by Contractor to Company.

7.

Waiver of Consequential Damages.  Notwithstanding any other terms in this Agreement to the contrary, neither party, nor their parent, affiliated or subsidiary companies, nor the officers, directors, agents, employees or contractors of any of the foregoing, shall be liable to the other in any action or claim for incidental, indirect, special, collateral, consequential, exemplary or punitive damages arising out of or related to the services provided hereunder, including without limitation, loss of profits, loss of opportunity, loss of production, or loss of use.  Any protection or limitation against liability for any losses or damages afforded any individual or entity by this Agreement shall apply whether the action in which recovery of damages is sought is based upon contract, tort, and statute or otherwise.  To the extent permitted by law, any statutory remedies inconsistent with these terms are waived.

8.

Insurance.  At any and all times during the term of this Agreement, Contractor agrees to carry insurance with an insurance carrier or carriers reasonably satisfactory to Company.

9.

Indemnity.  If any claims, demands, suits and/or causes of action are ever asserted against Company, its co-lessees, partners, joint venturers, or their respective affiliates, subsidiaries, officers, directors, and employees (all of which are hereinafter referred to as the “Indemnified Company Parties”) or their respective insurers for (1) illness of, injury to and/or death of any employees of Contractor [even if only nominally employed by Contractor and deemed in fact or at law to be (or also to be) employees of Company], for (2) illness of, injury to and/or death of Contractor’s contractors or subcontractors or their respective employees, or for (3) damage to or loss of any and all property, equipment, materials and vessels owned, operated, rented, leased or chartered by Contractor, by Contractor’s contractors, by Contractor’s subcontractors, or by their respective employees, Contractor will fully and unconditionally release, protect, defend, indemnify and hold harmless the Indemnified Company Parties and their respective insurers, even if said claims, demands, suits and/or causes of action arise, in whole or in part, from negligence, strict liability, and/or unseaworthiness (pre-existing or otherwise) attributable to the Indemnified Company Parties.  The sole restriction on the above is that the aforesaid claims, demands, suits and/or causes of action must have arisen out of, be related to, and/or be incidental to, in any way, the work, service or equipment covered by this Agreement or any work order issued in connection herewith.

If any claims, demands, suites and/or causes of action are ever asserted against Contractor, its employees and vessels (all of which are hereinafter in this Section referred to as the “Indemnified Contractor Parties”) or their respective insurers for (1) illness of, injury to and/or death of any employees of Company, or for (2) damage to or loss of any and all property, equipment, materials and vessels owned by Company, Company will fully and unconditionally release, protect, defend, indemnify and hold harmless the indemnified Contractor Parties and their respective insurers, even if said claims, demands, suits and/or causes of action arise, in whole or in part, from negligence, strict liability, and/or unseaworthiness (pre-existing or otherwise) attributable to the Indemnified Contractor Parties.  The sole restriction on the above is that the aforesaid claims, demands, suits and/or causes of action must have arisen out of, be related to, and/or be incidental to, in any way, the work, service or equipment covered by this Agreement or any work order issued in connection herewith.

Company’s above assumed release, defense and indemnity obligations shall not include Contractor’s defense and indemnity obligations to Parties not included in the definition of Indemnified Company Parties.  Contractor’s above assumed release, defense and indemnity obligations shall not include Company’s defense and indemnity obligations to Parties not included in the definition of Indemnified Contractor Parties.  However, in the event that both Company and Contractor owe defense and indemnity obligations to the same Party, Contractor will satisfy Contractor’s obligations to said Party without seeking recoupment, sharing, or other recovery from Company or Company’s insurers.

9.

Patent/License Indemnification.  In addition to all other indemnifying provisions contained herein, Contractor represents and warrants that the use or construction of any and all tools and equipment furnished by Contractor and used in the work provided for herein does not infringe on any license or patent which has been issued or applied for, and Contractor agrees to defend, indemnify and hold the Indemnified Company Parties harmless from any and all claims, demands, and causes of action of every kind and character in favor of or made by any patentee, licensee, or claimant of any right or priority to such tool or equipment, or the use or construction thereof, which may result from or arise out of furnishing or use of any such tool or equipment by Contractor in connection with the work under this Agreement and applicable work orders.

10.

Independent Contractor Status.  Except as set forth in Section 14(b) below, the actual performance and superintendence of all work hereunder shall be by Contractor, but Company and its representatives shall have unlimited access to the operations to determine whether work is being performed by Contractor in accordance with the provisions of this Agreement and the applicable work order or purchase order.  Contractor shall be an independent contractor with respect to the performance of all work hereunder, and neither Contractor nor anyone employed by Contractor shall be deemed for any purpose to be the employee, agent, servant, or representative of Company in the performance of any work or service or part thereof in any manner dealt with hereunder.  Company shall have no direction or control of Contractor or its employees and agents except with respect to the results to be obtained.  The work contemplated herein shall meet the approval of Company and be subject to the general right of inspection for Company to secure the satisfactory completion thereof; however, neither Company 's failure to inspect nor failure to discover any deficiencies shall relieve Contractor of any representation, warranty or obligation at law, under this Agreement, or otherwise.  Notwithstanding the foregoing, Contractor shall remove from work on behalf of Company hereunder any employee of Contractor who is convicted of a crime involving moral turpitude or who comes to work intoxicated or under the influence of a controlled substance.

11.

Hiring Practices.  Except to the extent that this Agreement and the work performed hereunder may be exempt therefrom, Contractor agrees to comply with the provisions of all applicable state, federal and local requirements and regulations on hiring practices and employment.

12.

Liens.  Contractor agrees to pay all just claims for labor, materials and supplies furnished by Contractor hereunder and to allow no lien or charge to become fixed upon any property of Company excepting those liens or charges resulting from Company’s breach of its payment obligations. Contractor shall furnish to Company, at Company’s request, a notarized affidavit that all payments to subcontractors and vendors have been made or are in the process of being paid.

13.

Assignment.  Contractor will not assign or subcontract this Agreement, or any part thereof, without the prior written consent of Company.

14.

Default. In the event Contractor shall fail to carry out its duties under this Agreement, Company may give Contractor written notice specifying the failure or default and the period of time within which Contractor will be required by correct such failure or default in a manner satisfactory to Company.

15.

Entire Agreement/Modifications.  This is the entire agreement between Company and Contractor.  No modification or alteration of this Agreement will be effective unless made in writing and signed by both parties hereto.

16.

Governing Law.  This Agreement is to be considered as having been executed in the State of Colorado and the parties agree that Colorado law will govern this Agreement.

17.

Waiver.  No waiver by Company of any of the terms, provisions or conditions hereof shall be effective unless said waiver shall be in writing and signed by an authorized representative of Company, and no one waiver or multiple waivers shall be construed to cause or constitute any other waiver whatsoever.

18.

Notices.  All notices to be given with respect to this Agreement and applicable work orders unless otherwise provided for shall be given to Company at:

Dala Petroleum Corp.

112 Loraine South

Suite 266

Midland, Texas 79701

Attn:  CEO

Phone:

(XXX) XXX-XXXX

Fax:

(XXX) XXX-XXXX

and to Contractor at:

Chisholm Partners II, LLC

1010 10th Street

Golden, CO 90401

Attn:  Managing Director

Phone:

(805) 268-2281

E Mail: bggumma@gmail.com

All sums payable hereunder to Contractor shall be payable at Contractor’s address above unless otherwise specified herein or in the applicable work order.

DATED:  June 3, 2014

Contractor		Company

Chisholm Partners II, LLC		Dala Petroleum Corp.

By:	/s/ Clarence Cottman III	By:	/s/ E. Will Gray

Clarence Cottman III		E. Will Gray, CEO

EXHIBIT A – FEE SCHEDULE

The Contractor shall be paid $25,000 upon the signing of this agreement and $25,000 per month for its Services and reimbursed for any and all direct expenses incurred by Contractor in performing its duties and obligations under this MSA.